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                                                                    EXHIBIT 99.3



                                [FORM OF PROXY]



PROXY


                                   SONAT INC.

                              AMSOUTH--SONAT TOWER
                           BIRMINGHAM, ALABAMA 35203

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The undersigned hereby appoints Ronald L. Keuhn, Jr., James A. Rubright and William A. Smith, and each of them, proxies, with full powers of substitution, and hereby authorizes each of them to represent the undersigned at the Special Meeting of Stockholders of Sonat Inc. to be held on June 10, 1999 and at any adjournment or postponement thereof, and to vote all shares of stock which the undersigned would be entitled to vote if personally present as directed on the reverse side hereof with respect to the items set forth in the Joint Proxy Statement/Prospectus and other matters which may properly come before the meeting and any adjournment or postponement thereof.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.


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                                                               PLEASE MARK, [X ]
                                                                 YOUR VOTE
                                                                  LIKE THIS.


The Board of Directors recommends a vote FOR Item 1.


Item 1--APPROVAL AND ADOPTION OF EL PASO MERGER AGREEMENT
Approval and adoption of the Second Amended and Restated Agreement and Plan of Merger, dated as of March 13, 1999, by and between El Paso Energy Corporation and Sonat Inc.

                      FOR [ ]   AGAINST [ ]   ABSTAIN [ ]



Signature(s)_________________________________  Date ______________
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.